Exhibit 10.1

ACTION BY WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

INTERNET SCIENCES, INC.

The undersigned, being the sole director (the "Board of Directors") of Internet Sciences, Inc., a Delaware corporation (the "Corporation"), hereby adopts, pursuant to the By-Laws of the Corporation and the applicable laws of the State of Delaware, the following resolutions on behalf of the Corporation:

WHEREAS, the Board of Directors deems it in the best interest of the Corporation to appoint Matthew Liotine to serve as the Chief Technology Officer and Senior Managing Director of the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that Matthew Liotine is hereby appointed as Chief Technology Officer and Senior Managing Director of the Corporation, effective September 13, 2021; and

BE IT RESOLVED FURTHER, that the officers of the Corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions; and

BE IT RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of the Corporation.

This Action by Written Consent shall be filed in the Minute Book of the Corporation and become a part of the records of the Corporation as of the date first appearing above. This Action by Written Consent may be signed electronically, by counterpart, and by fax.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent as of the date first written above.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent on the 8th of September 2021.

/s/ Lynda Chervil
Lynda Chervil, Director

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